SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                 FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                       Date of Report: January 21, 2003
                       ---------------------------------
                       (Date of earliest event reported)




                           Centerpoint Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




        Delaware                  000-22813               13-3853272
  ------------------------    ---------------------    -------------------
  (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                        Identification No.)




                   18 East 50th Street, New York, NY  10022
             -----------------------------------------------------
             (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622

ITEM 5.  OTHER EVENTS

     CHANGES IN OUR MANAGEMENT. On January 21, 2003, the following changes in our management were approved by the Board of Directors:

     Mr. David J. Mitchell resigned from the Board of Directors and as Chief Executive Officer of the Company.

     Mr. Anthony G. Orphanos, Mr. Michael Rettagliata and Mr. Michael Wissel were elected as Directors of the Company. Mr. Orphanos will serve as Chairman of the Board of Directors.

     Mr. Anthony G. Orphanos has been appointed as the Acting Chief Executive Officer of the Corporation.

     Mr. Anthony G. Orphanos has been the Chief Investment Officer at Howard Capital Management, a firm that serves the wealth management needs of a select group of individuals and families, since 1998. From 1977 through 1998, Mr. Orphanos has held various executive positions at Warburg Pincus Asset Management, a private equity investment firm. Mr. Orphanos has an MBA in Finance and Investments from the New York University Graduate School of Business and an AB in Economics from Harvard College.

     Mr. Michael Rettagliata is the President and founder of Michael D. Rettagliata, Inc., a tax consulting firm since 2001. From 1992 to 2000, Mr. Rettagliata was a sole practitioner tax consultant. Mr. Rettagliata is an enrolled agent and is licensed to practice before the Internal Revenue Service. Mr. Rettagliata has an MBA in Taxation and a BA in Accounting from St. John's University.

     Mr. Michael Wissel has been a Vice President at Howard Capital Management, a firm that serves the wealth management needs of a select group of individuals and families, since 2001, and serves as a member of its Investment Committee. From 1997 to 2001, Mr. Wissel was an Officer of Private Banking Asset Management Services at J.P. Morgan. Mr. Wissel is currently enrolled in the MBA program in Finance at Farleigh Dickinson University and has a BA in Finance from the University of Delaware.




                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTERPOINT CORPORATION



Date: January 21, 2003              By: /s/ Anthony G. Orphanos
                                        -------------------------------------
                                          Anthony G. Orphanos
                                          Acting Chief Executive Officer


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